UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2024
Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	VPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2024, the Board of Directors (the “Board”) of Vishay Precision Group Inc. (the “Company”), acting on the recommendation of its Nominating and Corporate Governance Committee, expanded the size of the Board from eight members to nine members, effective immediately, and appointed Nava Swersky Sofer to the Company’s Board, effective immediately thereafter. Ms. Sofer’s initial term will expire at the Company’s annual meeting of stockholders to be held in 2025. The Board has concluded that Ms. Sofer will qualify as an independent director pursuant to the New York Stock Exchange corporate governance standards.

Ms. Sofer will be compensated on the same terms as the Company’s other non-employee directors. Compensation arrangements for directors are described under the heading “Director Compensation” in the Company’s most recently filed Definitive Proxy Statement. There are no arrangements or understandings between Ms. Sofer and any other person pursuant to which Ms. Sofer was appointed as a director. There are no transactions involving Ms. Sofer that are reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On December 5, 2024, the Company issued a press release announcing the appointment of Mr. Sofer to the Board. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release, dated December 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.
Date: December 5, 2024	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer